UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 18, 2025

PHOENIX PLUS CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-233778	61-1907931
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2-3 & 2-5 BEDFORD BUSINESS PARK, JALAN 3/137B,

BATU 5, JALAN KELANG LAMA,

58200 KUALA LUMPUR, MALAYSIA

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (+603) 7971 8168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001	PXPC	OTC Markets – Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 15, 2025, Phoenix Plus Corp., a Nevada company (the “Company”), as the purchaser entered into a software purchase agreement (the “Software Purchase Agreement”) with SunRay Equity Group Limited, a company incorporated in British Virgin Island (the “Seller”), as the seller, with respect to a SolarPulse Monitor, as described more particularly therein (the “Software”).

Pursuant to the Software Purchase Agreement, the Company agreed to acquire from the Seller all of the rights, title, and interests in the Software for consideration of an aggregate of 480,000 ordinary shares (per share price of US$2.00) of the Company with an aggregate value of US$960,000 (the “Consideration Shares”). Pursuant to the Software Purchase Agreement and the Company, the Consideration Shares will be issued to the Seller on a completion date as may be agreed upon among the Company and the Seller.

The Software Purchase Agreement and the transactions contemplated thereby were approved and authorized by the board of directors of the Company on July 15, 2025.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Software Purchase Agreement, among Phoenix Plus Corp. and SunRay Equity Group Limited, dated January 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Plus Corp.
(Name of Registrant)

Date: July 18, 2025	By:	/s/ Lee Chong Chow
	Name:	Lee Chong Chow
	Title:	Chief Executive Officer
(President, Secretary, Treasurer, Director)